EXHIBIT 10.2

Security Agreement for the benefit of Kevin T. Ryan dated December 12, 2006

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of December 12, 2006, by SEAENA INC., a Nevada corporation (“Debtor”) for the benefit of KEVIN T. RYAN (the “Secured Party”).

Factual Background

A.          This Agreement is executed by Debtor for the purpose of inducing Secured Party to advance One Million Ninety-Six Thousand Nine Hundred Forty-Three and 13/100 Dollars ($1,096,943.13) to Debtor (the “Advance”). The Advance is a portion of the indebtedness evidenced by a certain Amended and Restated Promissory Note executed by Debtor in favor of Secured Party dated December 12, 2006 (the “Note”), in the stated principal amount of One Million Nine Hundred Seventy-Eight Thousand Nine Hundred Forty-Three and 13/100 Dollars ($1,978,943.13) (“Loan”).

B.           Debtor has agreed to use a portion of the proceeds of the Advance to pay off a certain Loan made by North Fork Bank, as Lender, to Debtor, as borrower (the “NFB Loan”). The NFB Loan was guaranteed by Secured Party.

C.           Debtor has agreed to grant to Secured Party a first priority perfected security interest in all the property of Debtor, whether presently owned by Debtor or hereafter acquired, as described in Exhibit A attached hereto (collectively, the “Collateral”). The NFB Loan was secured (prior to repayment in full thereof) by a first priority perfected security interest in the Collateral, constituting substantially all of the property and assets of Debtor. In this Agreement, Debtor grants to Secured Party a first priority perfected security interest in the Collateral in lieu of the position previously held by North Fork Bank as the holder of such first priority perfected security interest.

D.	The parties desire to agree as set forth below.

NOW, THEREFORE, with reference to the above recitals, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            Creation of Security Interest. Debtor hereby grants to Secured Party a security interest in, and does hereby collaterally assign, pledge, mortgage, convey and set over unto the Secured Party, all of Debtor’s present and hereafter acquired right, title and interest in and to the Collateral, for the purpose of securing payment of all indebtedness, obligations and liabilities of Debtor to Secured Party evidenced by or arising under or in connection with the Note, including but not limited to the Advance, and all other agreements entered into concurrently therewith (collectively the “Loan Documents”) and performance of all agreements, covenants, terms and conditions contained in the foregoing documents and instruments (all obligations of Debtor as described in this Section 1 shall be collectively referred to herein as the “Obligations”).

2.            Warranties, Representations and Covenants of Debtor. Debtor hereby warrants, represents and covenants as follows:

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(a)          Debtor is and will be the sole owner of the Collateral, free from any lien, security interest, encumbrance or adverse claim of any kind. Debtor will not permit any financing statement to be filed with respect to the Collateral or any portion thereof, except in favor of Secured Party. Debtor will notify Secured Party of, and will defend the Collateral against, all claims and demands of all persons at any time claiming the same or any interest therein.

(b)          The Collateral will not be used and was not purchased for personal, family or household purposes.

(c)          Subject to the terms of Subparagraph 2(e) hereof, the Collateral will be kept on the business premises of Debtor, and Debtor will not remove the Collateral from the Premises without the prior written consent of Secured Party.

(d)          Debtor authorizes Secured Party to file one or more financing statements identifying the Collateral and evidencing the security interest of Secured Party in the Collateral pursuant to the requirements of the Uniform Commercial Code and in form satisfactory to Secured Party. Debtor will pay cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary or desirable.

(e)          Without the prior written consent of Secured Party, Debtor will not sell, exchange, dispose of, lease, offer to sell or otherwise transfer or otherwise deal with the Collateral or any portion or interest therein, unless simultaneously therewith new items of Collateral, which items may be similar to those proposed to be disposed of and which shall be of equal or greater value, are substituted therefor. Debtor shall file with the Secured Party a certificate signed by Debtor describing such portion of the Collateral as is being so disposed of and stating that the same has become obsolete, worn out, damaged, destroyed, sold, transferred, or exchanged, and that such portion of the Collateral will be replaced immediately upon the removal thereof. Such certificate likewise shall certify as to the reasonable and equivalent value of the property as acquired or to be acquired in replacement or substitution. All after-acquired property of the Debtor located on the Premises and all additions or replacements acquired pursuant to the provisions of this paragraph shall immediately be and become, without any other act on the part of the Debtor, subject to the security interest and lien of this Security Agreement, which security interest shall be prior to any other security interest or lien on such property. Unless expressly recited or provided to the contrary in this Security Agreement or in the other Loan Documents, Debtor may not hereafter acquire any property to be located on the Premises subject to prior security interests. If the Collateral or any part thereof is sold, transferred, exchanged, or otherwise disposed of, the security interest of Secured Party shall extend to the proceeds of such sale, transfer, exchange or other disposition.

(f)           Debtor shall cause the Collateral at all times to be kept insured at its own expense under one or more policies with such companies, for such periods and amounts, against such risks and liabilities, and in such form as are reasonably satisfactory to the Secured Party, with Secured Party as a named insured and with loss payable to the Secured Party and mortgagee clauses attached to all policies in favor of and in form satisfactory to Secured Party. Such insurance policies shall provide for at least thirty (30) days prior written notice to Secured Party of cancellation, termination, lapse, reduction in amount or material change in coverage of such

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policies, and shall be delivered to and held by Secured Party, together with evidence of payment of premiums thereon. Debtor will promptly notify Secured Party of any loss or damage to the Collateral and will not adjust or settle such or any loss without the written consent of the Secured Party. In the event of foreclosure or sale under this Agreement, all right, title and interest of the Debtor in and to any insurance policies then in force shall pass to the purchaser at any sale, and Secured Party is hereby appointed attorney-in-fact for Debtor to assign and transfer said policies. In the event of damage or casualty resulting in a loss payable under any of the aforementioned insurance policies, Secured Party is authorized (i) to adjust and settle any claim under the appropriate policy pursuant to which right Secured Party is hereby appointed attorney-in-fact for Debtor to make proof of loss, or (ii) to allow Secured Party on behalf of and in the name and stead of Debtor to adjust and settle any such claim. In either case, Secured Party is authorized to collect and receipt for any such insurance proceeds paid pursuant to the settlement and such authorization is hereby deemed an assignment to Secured Party by Debtor of its rights to any such proceeds.

(g)          Debtor will keep the Collateral in good condition and repair. From time to time and at the request of Secured Party, Debtor will make necessary or desirable repairs, replacements, renewals and additions to the Collateral which may be required by reason of use, wear, obsolescence, damage or destruction, however caused, to the end that the efficiency of the business conducted on the Premises shall not be impaired. Debtor will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof, except for ordinary wear and tear in the course of its normal and expected use. Debtor will not use the Collateral in violation of any statute or governmental rule, regulation or ordinance.

(h)          Debtor will pay prior to delinquency all taxes and assessments assessed against the Collateral, imposed on account of its use or operation or imposed upon the Secured Party’s Note (“Impositions”) and shall deliver to Secured Party, within ten (10) days after the due date of each Imposition, a receipt or other evidence satisfactory to Secured Party of the payment thereof.

(i)           At the Secured Party’s request, Debtor will execute any document, will procure any document and will do all other acts which from the character or use of the Collateral may be reasonably necessary to protect the Collateral against the rights, claims or interests of third persons, and will otherwise preserve the Collateral as security hereunder.

(j)           Debtor shall furnish promptly to Secured Party such information concerning the Collateral as Secured Party may from time to time request. Debtor shall permit and hereby authorizes Secured Party to examine and inspect the Collateral and any portion thereof wherever the same may be located. Following an Event of Default (as hereinafter defined), Debtor shall, at the request of Secured Party, assemble the Collateral or such portion thereof as may be designated by Secured Party, together with all documents and records pertaining thereto, at such place as Secured Party may designate.

(k)          The Debtor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Secured Party’s security interest in the Collateral. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after

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the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Secured Party takes possession of such Collateral.

(l)           The Debtor shall take all action that may be necessary or desirable, or that the Secured Party may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Secured Party’s security interest in the Collateral or to enable the Secured Party to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) delivering to the Secured Party, endorsed or accompanied by such instruments of assignment as the Secured Party may specify, and stamping or marking, in such manner as the Secured Party may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (ii) entering into warehousing, lockbox and other custodial arrangements satisfactory to the Secured Party, and (iii) executing and delivering financing statements, instruments of pledge, mortgages, hypothecs notices and assignments, in each case in form and substance satisfactory to the Secured Party, relating to the creation, validity, perfection, maintenance or continuation of the Secured Party’s security interest under the Nevada Uniform Commercial Code or other applicable law. All charges, expenses and fees the Secured Party may incur in doing any of the foregoing, and any taxes relating thereto, shall, at Secured Party’s request, be charged to Debtor and added to the Obligations and bear interest at the Default Interest Rate as specified in the Note, or, at the Secured Party’s option, shall be paid to the Secured Party immediately upon demand.

(m)         With respect to the Collateral, at the time the Collateral becomes subject to the Secured Party’s security interest: (a) the Debtor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest with the agreed priority in each and every item of the Collateral to the Secured Party; (b) each document and agreement executed by the Debtor or delivered to the Secured Party in connection with this Agreement shall be true and correct in all respects; and (c) all signatures and endorsements of the Debtor that appear on such documents and agreements shall be genuine and the Debtor shall have full capacity to execute same.

(n)          At any time during the continuance of an Event of Default, the Debtor shall, and the Secured Party may, at its option, instruct all builders, customers, suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, documents or instruments in which the Secured Party holds a security interest to deliver same to the Secured Party and/or subject to the Secured Party’s order and if they shall come into any Debtor Party’s possession, they, and each of them, shall be held by such Debtor Party in trust as the Secured Party’s trustee, and such Debtor Party will immediately deliver them to the Secured Party in their original form together with any necessary endorsement.

(o)          At all reasonable times the Secured Party shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Debtor’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of the Debtor’s business. The Secured Party and its agents may enter upon any of the Debtor Parties’ premises at any time during business hours and at any other reasonable time, and from time to

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time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Debtor’s business.

(p)          The Debtor’s chief executive office is located at 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119. Until written notice is given to the Secured Party by the Debtor of any other office at which the Debtor keeps its records pertaining to the Collateral, all such records shall be kept at such executive office.

(q)          At any time following the occurrence and continuance of an Event of Default past any applicable cure period, the Secured Party shall have the right to send notice of the assignment of, and the Secured Party’s security interest in, the Collateral to any and all customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, the Secured Party shall have the sole right to collect any monies owed in connection with the Collateral, take possession of the Collateral, or both.

(r)           At any time following the occurrence and continuance of an Event of Default past any applicable cure period, the Secured Party shall have the right to receive, endorse, assign and/or deliver in the name of the Secured Party or Debtor any and all checks, drafts and other instruments for the payment of money relating to the Collateral, and the Debtor, on behalf of the Debtor, hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. At any time following the occurrence and continuance of an Event of Default, the Debtor hereby constitutes the Secured Party or its designee as the Debtor’s attorney with power (i) to endorse Debtor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Debtor’s name on any invoice or bill of lading relating to any of the Accounts, drafts against customers, assignments and verifications of Accounts; (iii) to send verifications of Accounts (as defined under the Nevada Uniform Commercial Code) to any customer; (iv) to demand payment of the Accounts; (v) to enforce payment of the Accounts by legal proceedings or otherwise; (vi) to exercise all of the Debtor’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (vii) to settle, adjust, compromise, extend or renew the Accounts; (viii) to settle, adjust or compromise any legal proceedings brought to collect Accounts; (ix) to prepare, file and sign Debtor’s name on a proof of claim in bankruptcy or similar document against any customer; (x) to prepare, file and sign the Debtor’ s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (xi) to transfer the Collateral into the name of Secured Party; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Secured Party shall have the right at any time following the occurrence of an Event of Default, to change the address for delivery of mail addressed to the Debtor to such address as the Secured Party may designate and to receive, open and dispose of all mail addressed to the Debtor.

(s)           The Secured Party shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment

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thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default, the Secured Party may, without notice or consent from Debtor, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Collateral or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Secured Party is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Accounts, without notice to or consent by Debtor, all without discharging or in any way affecting the Debtor’s liability hereunder.

3.            Preservation of Collateral by Secured Party. Should Debtor fail or refuse to make any payment, perform or observe any other covenant, condition or obligation, or take any other action required by the terms of this Agreement at the time or in the manner herein provided, then Secured Party may, at Secured Party’s sole discretion, without notice to or demand upon Debtor, and without releasing Debtor from any obligation, covenant or condition hereof, make, perform, observe, take or do the same in such manner and to such extent as Secured Party may deem necessary to protect its security interest in or the value of the Collateral. Furthermore, Secured Party may commence, defend, appeal or otherwise participate in any action or proceeding purporting to affect its security interest in or the value of the Collateral. Debtor hereby agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization (including court costs and attorneys’ fees and disbursements), and agrees further to pay interest thereon from the date of said payment or expenditure at the Default Interest Rate as specified in the Note.

4.            Use of Collateral by Debtor. Until occurrence of an Event of Default hereunder, Debtor may have possession of the Collateral and use it in any lawful manner contemplated in the Loan Documents and consistent with this Agreement and any policy of insurance affecting the Collateral.

5.            Event of Default. The occurrence of any of the following shall constitute an Event of Default (“Event of Default”) hereunder:

(a)          If an Event of Default (as therein defined) shall occur under any of the Loan Documents and be continuing or if Debtor fails to observe or perform any term, covenant or condition of the Note, this Agreement or any of the other Loan Documents and such default is not cured within the time period expressly established therefor, if any; or

(b)          If any writ or any distress warrant shall be issued against or levied on the Collateral, or any part thereof; or if the Debtor shall sell or assign or attempt to sell or assign the Collateral, or any interest therein in violation of Paragraph 2(e) hereof, which event shall not be corrected or cured by Debtor within thirty (30) days after notice thereof by Secured Party; or

(c)          If the Collateral or any part thereof is removed or transferred, or attempted to be removed or transferred, from the Premises, or sold or disposed of, in violation of the terms of Paragraph 2(c) and 2(e), and substitute Collateral is not provided within thirty (30) days thereafter; or

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(d)          If any representation or warranty made by Debtor herein, or in any other instrument, agreement or written statement in any way related hereto, to the Collateral or any portion thereof, or to the Loan, shall prove to have been false or incorrect in any material respect on or after the date when made, which representation or warranty is not corrected or made good within thirty (30) days after written notice thereof to Debtor.

6.            Remedies upon Default. Upon the occurrence of an Event of Default, Secured Party may, in addition to exercising those remedies specified in the Note and the other Loan Documents, at any time, at its election, without further notice, and to the extent permitted by law:

(a)          Foreclose this Agreement and the security interest granted hereby, as provided herein, or in any manner permitted by law, either personally, through agents or by means of a court appointed receiver, and take possession of all or any of the Collateral and exclude therefrom Debtor and all others claiming through or under Debtor, and exercise any and all of the rights and remedies conferred upon Secured Party by the Note, and the other Loan Documents or by applicable law, either concurrently or in such order as Secured Party may determine. Secured Party may sell, lease or otherwise dispose of, or cause to be sold, leased, or otherwise disposed of in such order as Secured Party may determine, as a whole or in such parcels as Secured Party may determine, the Collateral described in this Agreement, or exercise any of the rights conferred upon the Secured Party by this Agreement, the Note, or other Loan Documents without affecting in any way the rights or remedies to which Secured Party may be entitled under any other Loan Document; and/or

(b)          Make such payments and do such acts as Secured Party may deem necessary to protect its security interest in the Collateral, including without limitation paying, purchasing, contesting or compromising any encumbrance, charge, claim or lien which is prior to or superior to the security interest granted hereunder, and, in exercising any such powers or authority, pay all expenses incurred in connection therewith, and all funds expended by Secured Party in protecting its security interest shall be deemed additional indebtedness secured by this Agreement; and/or

(c)          Require Debtor to assemble the Collateral, or any portion thereof, at any place or places designated by Secured Party, and promptly to deliver such Collateral to Secured Party, or an agent or representative designated by it; and/or

(d)          Publicly or privately sell, lease or otherwise dispose of the Collateral, without necessarily having the Collateral at the place of sale, lease or disposition, and upon terms and in such manner as Secured Party may determine. Secured Party may be a purchaser of the Collateral at any public sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, and such notice, if given to the Debtor pursuant to the provisions of Paragraph 8 hereof at least ten (10) days prior to the date of any public sale or disposition or the date after which any private sale or disposition may occur, shall constitute reasonable notice of such sale, lease or other disposition; and/or

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(e)          Notify any account debtor or any other Party obligated on or with respect to any of the Collateral to make payment to Secured Party or its nominee of any amounts due or to become due thereunder or with respect thereto and otherwise perform its obligations with respect to the Collateral on behalf of and for the benefit of Secured Party. Secured Party may enforce collection and performance with respect to any of the Collateral by suit or otherwise, in its own name or in the name of Debtor or a nominee, and surrender, release, or exchange all or any part thereof; and compromise, extend or renew (whether or not for longer than the original period) or transfer, assign or endorse for collection or otherwise, any indebtedness or obligation with respect to the Collateral, or evidenced thereby, and upon request of Secured Party, Debtor will, at its own expense, notify any person obligated on or with respect to any of the Collateral to make payment and performance directly to, in the name of, and on behalf of Secured Party of any amounts or performance due or to become due thereunder or with respect thereto; and/or

(f)           Exercise any remedies of a secured Party under the Nevada Uniform Commercial Code or any other applicable law.

To effectuate the foregoing, Debtor hereby agrees that if the Secured Party demands or attempts to take possession of the Collateral or any portion thereof in exercise of its rights and remedies hereunder and under any other Loan Document, Debtor will promptly turn over and deliver possession thereof to Secured Party, and Debtor authorizes, to the extent Debtor may now or hereafter lawfully grant such authority, Secured Party, its employees and agents, and potential bidders or purchasers to enter upon any or all of the premises where the Collateral or any portion thereof may at the time be located (or believed to be located) and Secured Party may (i) remove the same therefrom or render the same inoperable (with or without removal from such location), (ii) repair, operate, use or manage the Collateral or any portion thereof, (iii) maintain, repair or store the Collateral or any portion thereof, (iv) view, inspect and prepare for sale, lease or disposition the Collateral or any portion thereof, (v) sell, lease, dispose of or consume the same or bid thereon, or (vi) incorporate the Collateral or any portion thereof into the Premises.

Debtor hereby agrees to indemnify, defend, protect and hold harmless Secured Party and its employees, officers and agents for and against any and all liabilities, claims and obligations which may be incurred, asserted or imposed upon them or any of them as a result of or in connection with any use, operation, lease or consumption of any of the Collateral or as a result of Secured Party’s seeking to obtain performance of any of the obligations due with respect to the Collateral, except from such liabilities, claims or obligations as result from gross negligence or intentional misconduct of Secured Party, its employees, officers or agents.

The proceeds of any sale under this Paragraph 6 shall be applied first to the payment of any sums owing to Secured Party pursuant to the provisions of the Note, this Agreement, or any of the other Loan Documents in such manner as Secured Party may elect, with any funds remaining after payment of the foregoing to be paid to Debtor.

Secured Party shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full payment of any deficiency has been made in cash.

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7.            Other Remedies. Any and all remedies herein expressly conferred upon Secured Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity on Secured Party, and the exercise of any one remedy shall not preclude the exercise of any other. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Secured Party by this Agreement is not required to be given.

8.            Notice. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile (and if a copy of such notice is also mailed by certified or registered mail, return receipt requested, and deposited with the U.S. Postal Service no later than the first business day after the notice was transmitted by facsimile), (c) the next business day following the date of deposit with the delivery service, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Debtor:	Seaena, Inc.

1181 Grier Drive, Suite B

Las Vegas, Nevada 89119

Attn: Doug Lee, President

Fax No.: (702) 740-4611

with a copy to:	Snell & Wilmer L.L.P.

3800 Howard Hughes Parkway, Suite 1000

Las Vegas, Nevada 89109

Attn: Stephen B. Yoken, Esq.

Fax No.: (702) 784-5252

If to Secured Party:	Kevin T. Ryan

1181 Grier Drive, Suite B

Las Vegas, Nevada 89119

Fax No.: (702) 740-4611

Any party may change the address specified above by written notice to the other parties. Notices shall be deemed received when actually delivered to the addressee, or if earlier, three days after depositing in the United States mail, registered or certified, return receipt requested, addressed in accordance with this Paragraph.

9.            Waiver. By exercising or failing to exercise any of its rights, options or elections hereunder, Secured Party shall not be deemed to have waived any breach or default on the part of Debtor or to have released Debtor from any of its obligations hereunder, unless such waiver or release is in writing and signed by Secured Party. In addition, the waiver by Secured Party of

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any breach hereof or default in payment of any amounts due under the Note or this Agreement shall not be deemed to constitute a waiver of any succeeding breach or default.

10.          Governing Law; Interpretation. This Security Agreement shall be governed by the laws of the State of Nevada without reference to the conflicts of law principles of that State. The headings of sections and paragraphs in this Security Agreement are for convenience only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof. As used in this Security Agreement, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires. If any provision of this Security Agreement, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Security Agreement shall be construed as if such invalid part were never included herein. Time is of the essence of this Security Agreement. The security interest created hereby is intended to attach when this Agreement is executed by the Debtor and delivered to the Secured Party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER: Seaena, Inc. By: /s/ Doug Lee Doug Lee, President

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EXHIBIT A

DESCRIPTION OF COLLATERAL

All of the Debtor’s property now or at any time hereafter owned by Debtor or in which the Debtor may now or at any time hereafter have any interest or rights, and wherever located, including, without limitation, all of Debtor’s right, title and interest in the following types and items of property:

All “accounts,” “general intangibles,” “chattel paper,” “documents,” “instruments,” “deposit accounts,” “inventory,” “farm products,” “fixtures” and “equipment,” as such terms are defined in the Nevada Uniform Commercial Code in effect on the date hereof, and all life and other insurance policies and claims, and all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom; the foregoing include, but are not limited to, the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located: all accounts receivable; plans and specifications; building materials; option rights; all obligations for the payment of money arising out of Debtor’s sale or lease of goods or rendition of services; all moneys, securities and other property, now or hereafter held or received by, or in transit to, Secured Party from or for Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise; all of Debtor’s deposits (general or special), balances, sums and credits with, and all claims of Debtor against Secured Party, at any time existing; all right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienholder or Secured Party, and all guaranties and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance; all other general intangibles of every kind and description, including (without limitation) trade names and trademarks and the goodwill of the business symbolized thereby, federal, state and local tax refunds and claims of all kinds, all rights as a licensor or licensor or any kind, all customer lists, trade secrets, telephone numbers, processes, proprietary information, and purchase orders, and all rights to purchase, lease, sell, or otherwise acquire or deal with real or personal property (and all rights relating thereto); all notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof; and all equipment, machinery, machine tools, motors, controls, parts vehicles, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; and all books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and all products and proceeds of any or all of the foregoing, in any form and wherever located (including, without limitation, any insurance

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proceeds, and all claims by Debtor against third Parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing).

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